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                                                                     Exhibit 3.2

                                DIGITAL STAR INC.
                FIRST RESOLUTIONS OF THE DIRECTOR OF THE COMPANY


PURSUANT TO THE RELEVANT ARTICLES OF THE COMPANY'S ARTICLES OF ASSOCIATION, I. THE UNDERSIGNED, BEING DIRECTOR OF THE COMPANY FOR THE BEING, HEREBY:


1.       INCORPORATION

         NOTE THAT company is incorporated on 15th day of September 1999 under The International Business Companies Act, Cap. 291 of the British Virgin Islands. The Certificate of the Incorporation Number 343503 is presented together with a copy of the Memorandum and Articles of Association.

2.       DIRECTOR(S)

         NOTE THAT the subscriber to the Memorandum and Articles of Association has appointed the following as the first director of the Company:-

                  Mr. CHAN Sheung Kwan

         Form of consent to act is duly signed and submitted to the Board.

3.       COMPANY SECRETARY

         RESOLVE THAT the following corporate be appointed as company secretary.

                  Beauty Wise Secretaries Limited

4.       SHARE CAPITAL

         NOTE THAT the authorised capital of the company is US$50,000 divided into 400,000,000 Class A Shares of US$0.0001 par value with one vote for each share and 100,000,000 Class B Shares of US$0.0001 par value with five votes for each.

5.       APPLICATION(S) FOR AND ALLOTMENTS OF SECURITIES

         Applications for securities each unit comprises one Class A Share and five Class B Option in the company were submitted as follows:-


Applicant(s)                    No. of Shares                No. of Shares eligible for   Consideration
                                                             Subscription under the
                                                             Options
Beauty Wise Secretaries         1,500,000 Class A            7,500,000 Class B            US$15,000
Limited

Fortune Access Nominees           500,000 Class A            2,500,000 Class B            US$5,000
Limited

         Details of Options granted are described in the attached letter for grant of Options.

         RESOLVE THAT the application be approved that the shares and Options be issued accordingly.

         FURTHER RESOLVE THAT the common seal of the company be affixed to the share certificates to be issued and that a copy of the Register of Member, detailing the issue, be sent to the Registered Agent of the company and maintained at the registered office in the British Virgin Islands.

6.       COMMON SEAL

      RESOLVE THAT the seal, an impression of which is affixed hereto, be and is hereby adopted as the Common Seal of the Company.

7.       REGISTERED ADDRESS AND CORRESPONDENCE ADDRESS

         NOTE THAT the Registered Address of the Corporation is situated at Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands.

         RESOLVE THAT the address to be used for all correspondence be as follows:-

         Room 1806, 18/F., Hutchison House, 10 Harcourt Road, Central, Hong Kong

8.       REGISTERED AGENT

         NOTE THAT the Registered Agent for the company is Mossack Fonseca & Co. (B.V.I.) Ltd., P.O. Box 3136, Road Town, Tortola, British Virgin Islands.

9.       LOCATION OF BOOKS AND RECORDS

         RESOLVE THAT that the books, records and minutes of the Company shall be kept at the registered office of the Company or at such other place as the directors from time to time may determine, the initial location of the books, records and minutes to be:-

         Room 1806, 18/F., Hutchison House, 10 Harcourt Road, Central, Hong Kong


Dated this 15 September 1999



/s/ CHAN SHEUNG KWAN
Director


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                                DIGITAL STAR INC.
     Room 1806, 18/F., Hutchison House, 10 Harcourt Road, Central, Hong Kong
                    Tel: (852) 2802 3638 Fax: (852) 2519 8683





Beauty Wise Secretaries Limited
Room 1806 Hutchison House
10 Harcourt Road Central
Hong Kong


Dear Sir

RE:      OPTION FOR CLASS B SHARES
         OPTION AT US$0.0001 PER SHARE
         EXERCISABLE FROM 15TH SEPTEMBER 1999 TO 14TH SEPTEMBER 2009

The directors have agreed to make the offer of Share Option ("the Option") to you to participate in the Company's shares.

OFFER

In conjunction and in consideration of your subscription of 1,500,000 Class A Shares ("Subscription Shares") for US$15,000, we hereby grant you a Class B Share Option to subscribe for total 7,500,000 Class B Shares of the Company of nominal value of US$0.0001 each at a price ("Exercise Price") of US$0.0001 per share exercisable during the period ("Exercise Period") from 15th Sept 1999 to 14th Sept 2009. Whole or part of Class B Share Option are transferable at the option of the holders.

ACCEPTANCE

The Option shall be deemed to have been granted and accepted and to have taken effect from the date when the Subscription Shares are fully paid-up.

EXERCISE OF OPTION

The Option can be exercised in whole or in part. Should you decide to exercise the Option during the Exercise Period, you are required to complete the Exercise Form together with the subscription money and lodge the same with the Company Secretary.

Cheques should be crossed and drawn in favour of "Digital Star Inc." and the shares will be allotted within 7 days upon receipt of the Exercise Form.

CONDITIONS OF THE PROGRAM

Options granted are transferable, and will lapse if not exercised within the Exercise Period.

Yours faithfully




/s/ CHAN SHEUNG KWAN
Director



ACKNOWLEDGED AND ACCEPTED BY:


Signature: /s/ CHAN SHEUNG WAI

Full Name: BEAUTY WISE SECRETARIES LIMITED

                                DIGITAL STAR INC.
     Room 1806, 18/F., Hutchison House, 10 Harcourt Road, Central, Hong Kong
                    Tel: (852) 2802 3638 Fax: (852) 2519 8683





Fortune Access Nominees Limited
Room 1806 Hutchison House
10 Harcourt Road Central
Hong Kong


Dear Sir

RE:      OPTION FOR CLASS B SHARES
         OPTION AT US$0.0001 PER SHARE
         EXERCISABLE FROM 15TH SEPTEMBER 1999 TO 14TH SEPTEMBER 2009

The directors have agreed to make the offer of Share Option ("the Option") to you to participate in the Company's shares.

OFFER

In conjunction and in consideration of your subscription of 500,000 Class A Shares ("Subscription Shares") for US$5,000, we hereby grant you a Class B Share Option to subscribe for total 2,500,000 Class B Shares of the Company of nominal value of US$0.0001 each at a price ("Exercise Price") of US$0.0001 per share exercisable during the period ("Exercise Period") from 15th Sept 1999 to 14th Sept 2009. Whole or part of Class B Share Option are transferable at the option of the holders.

ACCEPTANCE

The Option shall be deemed to have been granted and accepted and to have taken effect from the date when the Subscription Shares are fully paid-up.

EXERCISE OF OPTION

The Option can be exercised in whole or in part. Should you decide to exercise the Option during the Exercise Period, you are required to complete the Exercise Form together with the subscription money and lodge the same with the Company Secretary.

Cheques should be crossed and drawn in favour of "Digital Star Inc." and the shares will be allotted within 7 days upon receipt of the Exercise Form.

CONDITIONS OF THE PROGRAM

Options granted are transferable, and will lapse if not exercised within the Exercise Period.


Yours faithfully




/s/CHAN SHEUNG KWAN
Director


ACKNOWLEDGED AND ACCEPTED BY:

Signature: CHAN SHEUNG WAI

Full Name: FORTUNE ACCESS NOMINEES LIMITED